Exhibit 99.1

Contact: Investors: Traci McCarty BioMarin Pharmaceutical Inc. (415) 455-7558	Media: Debra Charlesworth BioMarin Pharmaceutical Inc. (415) 455-7451

For Immediate Release:

BioMarin Announces Fourth Quarter and Full Year 2013 Financial Results

Total Revenue Grows 9.5% in 2013

U.S. Commercial Launch of VIMIZIM™ Underway; Positive CHMP Opinion Received February 20

Financial Highlights ($ in millions, except per share data, unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	%Change	2013	2012	%Change
Total BioMarin Revenue	$146.9	$131.9	11.4%	$548.5	$500.7	9.5%
Total BioMarin Revenue (excluding Aldurazyme Net Product Transfer Revenue) - non-GAAP	148.5	131.2	13.2%	553.4	498.9	10.9%
Naglazyme Net Product Revenue	68.7	63.0	9.0%	271.2	257.0	5.5%
Aldurazyme BioMarin Net Product Revenue	25.9	24.6	5.3%	83.6	82.2	1.7%
Aldurazyme Royalty Revenue (excluding Net Product Transfer Revenue) - non-GAAP	27.5	23.9	15.1%	88.5	80.4	10.1%
Kuvan Net Product Revenue	45.3	40.0	13.3%	167.4	143.1	17.0%
Firdapse Net Product Revenue	4.3	3.4	26.5%	16.1	14.2	13.4%
VIMIZIM	0.1	—		0.1	—
Non-GAAP Net Loss	$(15.8)	$(15.5)		$(40.4)	$(11.6)
Non-GAAP Net Loss per Share (basic)	$(0.11)	$(0.12)		$(0.29)	$(0.10)
Non-GAAP Net Loss per Share (diluted)	$(0.11)	$(0.12)		$(0.30)	$(0.12)
GAAP Net Loss	$(62.0)	$(53.0)		$(176.4)	$(114.3)
GAAP Net Loss per Share (basic)	$(0.43)	$(0.43)		$(1.28)	$(0.95)
GAAP Net Loss per Share (diluted)	$(0.44)	$(0.43)		$(1.28)	$(0.95)
Cash, cash equivalents and investments *				$1,052.4	$563.8	86.7%

*	The cash balance at the end of 2013 includes net proceeds of $696.4 million from the Convertible Debt offering in October 2013.

SAN RAFAEL, Calif., February 26, 2014 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) today announced financial results for the fourth quarter and full year 2013. Non-GAAP net loss was $15.8 million ($0.11 per share, basic and diluted) for the fourth quarter of 2013, compared to non-GAAP net loss of $15.5 million ($0.12 per share, basic and diluted) for the fourth quarter of 2012. GAAP net loss was $62.0 million ($0.43 per share, basic and $0.44 per share, diluted) for the fourth quarter of 2013, compared to GAAP net loss of $53.0 million ($0.43 per share, basic and diluted) for the fourth quarter of 2012. The increased non-GAAP net loss and GAAP net loss for the fourth quarter of 2013 compared to the fourth quarter of 2012 was primarily due to increased research and development expenses, including costs associated with PEG PAL, BMN 673 and BMN 270, the Company’s AAV-factor VIII gene therapy drug candidate for the treatment of hemophilia A, as well as increased selling, general and administrative expenses, including costs associated with VIMIZIM launch activities, partially offset by increased net product revenues.

Non-GAAP net loss was $40.4 million ($0.29 per share, basic and $0.30 per share, diluted) for the year ended December 31, 2013, compared to non-GAAP net loss of $11.6 million ($0.10 per share, basic and $0.12 per share, diluted) for the year ended December 31, 2012. GAAP net loss for the year ended December 31, 2013 was $176.4 million ($1.28 per share, basic and diluted), compared to GAAP net loss of $114.3 million ($0.95 per share, basic and diluted) for the year ended December 31, 2012. The increased non-GAAP net loss and GAAP net loss for the year ended December 31, 2013 compared to the year ended December 31, 2012 was primarily due to increased research and development expenses including costs associated with PEG PAL, BMN 673 and BMN 190 programs and increased selling, general and administrative expenses, including costs associated with VIMIZIM launch activities, partially offset by increased net product revenue.

As of December 31, 2013, BioMarin had cash, cash equivalents and investments totaling $1,052.4 million, as compared to $507.1 million on September 30, 2013.

“2013 was a pivotal year for BioMarin. Our growing commercial portfolio drove nearly $550 million in total revenue and our next significant value driver, VIMIZIM for the treatment of Morquio A syndrome, was approved by the FDA on February 14th,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin. “In addition, during the year we advanced several programs across our development pipeline. We initiated two Phase 3 programs, BMN 673 for the treatment of gBRCA breast cancer and PEG PAL for the treatment of phenylketonuria. Phase 2 testing with BMN 111 for the treatment of achondroplasia began, and we moved BMN 190 into Phase 1/2 for Batten Disease. We started 2014 with the selection of two new drug candidates, an AAV-factor VIII gene therapy vector, BMN 270, for the treatment of hemophilia A and BMN 250, an enzyme replacement therapy for the treatment of Mucopolysaccharidosis IIIB (MPS IIIB) or Sanfilippo Syndrome Type B. I am very pleased with BioMarin’s remarkable growth in 2013 across the commercial and development portfolios and expect the momentum to continue throughout 2014.”

Net Product Revenue

Total Revenue Growth, excluding Aldurazyme Net Product Transfer Revenues (in millions)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Naglazyme (1)	$68.7	$63.0	$5.7	9.0%	$271.2	$257.0	$14.2	5.5%
Kuvan	45.3	40.0	5.3	13.3%	167.4	143.1	24.3	17.0%
Firdapse	4.3	3.4	0.9	26.5%	16.1	14.2	1.9	13.4%
Aldurazyme	25.9	24.6	1.3	5.3%	83.6	82.2	1.4	1.7%
VIMIZIM	0.1	—	0.1		0.1	—	0.1	—

Net product revenue	144.3	131.0	13.3	10.2%	538.4	496.5	41.9	8.4%
Collaborative agreement revenue	1.1	0.2	0.9		3.9	1.9	2.0
Royalty and license revenue	1.5	0.7	0.8		6.2	2.3	3.9

Total BioMarin revenue - GAAP	146.9	131.9	15.0	11.4%	548.5	500.7	47.8	9.5%
Less: Aldurazyme net product transfer revenue	(1.6)	0.7	(2.3)		(4.9)	1.8	(6.7)

Total BioMarin revenues (excluding Aldurazyme net product transfer revenue) - Non-GAAP (2)	$148.5	$131.2	17.3	13.2%	$553.4	$498.9	54.5	10.9%

Reconciliation of Aldurazyme Revenues (in millions)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Aldurazyme revenue reported by Genzyme	$59.5	$53.1	$6.4	12.1%	$212.4	$193.1	$19.3	10.0%

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	$ Change	2013	2012	$ Change
Aldurazyme Royalties due from Genzyme - Non-GAAP (2)	$27.5	$23.9	$3.6	$88.5	$80.4	$8.1
Incremental net product transfer revenue (3)	(1.6)	0.7	(2.3)	(4.9)	1.8	(6.7)

Total Aldurazyme net product revenue - GAAP	$25.9	$24.6	$1.3	$83.6	$82.2	$1.4

(1)	Naglazyme revenues experience quarterly fluctuations due to the timing of government ordering patterns in certain countries. For example, quarterly sales to Brazil have been between $11M-$17M for Q1 2012 through Q2 2013. In each of these quarters there has been a centralized Brazil Ministry of Health (MOH) order for more than 50% of the Brazil ordering. However, in Q3 2013 there was no large, centralized order from the Brazilian MOH. The Company does not believe these fluctuations reflect a change in underlying demand, simply the timing of the Brazil MOH order. In Q4 2013, the Company received a centralized order from the Brazilian MOH.
(2)	BioMarin believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the end-user demand for Aldurazyme. The Aldurazyme net product transfer revenue is the result of timing of deliveries to Genzyme Corp. and is therefore not representative of patient demand for the product. By providing information about both the GAAP and non-GAAP revenue measures, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business and in particular allows for more consistent period to period evaluation of the revenue.
(3)	To the extent units shipped to third party customers by Genzyme exceed BioMarin inventory transfers to Genzyme, BioMarin will record a decrease in net product revenue from the royalty payable to BioMarin for the amount of previously recognized product transfer revenue. If BioMarin inventory transfers exceed units shipped to third party customers by Genzyme, BioMarin will record incremental net product transfer revenue for the period.

2014 Guidance

Revenue Guidance ($ in millions)

Item	2014 Guidance
Total BioMarin Revenues	$650 to $680
Naglazyme Net Product Revenue	$290 to $310
Kuvan Net Product Revenue	$180 to $200
VIMIZIM	$60 to $70

Selected Income Statement Guidance ($ in millions)

Item	2014 Guidance
Cost of Sales (% of Total Revenue)	17.5% to 18.5%
Selling, General and Admin. Expense	$265 to $285
Research and Development Expense	$500 to $530
GAAP Net Loss	$(255) to $(285)
Non-GAAP Net Loss	$(100) to $(130)

Anticipated Upcoming Milestones

1Q 2014: Initiation of Phase 2/3 trial with BMN 701 for the treatment of Pompe disease

2Q 2014: Potential EU approval of VIMIZIM for MPS IVA

2Q 2014: Potential EU launch of VIMIZIM for MPS IVA

Mid 2014: Enrollment completion of Phase 3 trial with PEG PAL for the treatment of phenylketonuria (PKU)

4Q 2014: Enrollment completion of Phase 1/2 trial with BMN 111 for the treatment of achondroplasia

4Q 2014: Results from pivotal Phase 3 trial with PEG PAL for the treatment of PKU

1Q 2015: Submission of PEG PAL BLA to the FDA for the treatment of PKU

1Q 2015: IND filing or equivalent for BMN 270 for the treatment of Hemophilia A

2Q 2015: Data on first three cohorts in Phase 1/2 with BMN 111 for the treatment of achondroplasia

1H 2015: Enrollment completion of Phase 2/3 trial with BMN 701 for the treatment of Pompe disease

2H 2015: Results from Phase 1/2 trial with BMN 190 for the treatment of Batten’s disease

2H 2015: Enrollment completion of Phase 3 trial with BMN 673 for the treatment of mBC

2H 2015: IND filing or equivalent for BMN 250 for the treatment of MPS IIIB

Commercial and Regulatory Update on VIMIZIM for Mucopolysaccharidosis type IVA

•	U.S.: On February 14, 2014 the U.S. Food and Drug Administration (FDA) approved VIMIZIM (elosulfase alfa) for the treatment of all patients with Mucopolysaccharidosis type IVA (MPS IVA; Morquio A syndrome) regardless of age or disease progression. Shipments of VIMIZIM to appropriate distribution channels will commence imminently, and BioMarin will begin promotion of VIMIZIM in the U.S. immediately.

•	E.U.: On February 20, 2014 the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) rendered a positive opinion of BioMarin’s Marketing Authorization Application (MAA) for VIMIZIM. BioMarin’s MAA will be now be referred to the European Commission (EC) for marketing authorization. The EC typically renders an approval decision approximately 60 days from receiving a positive opinion from the CHMP.

Advanced Clinical Programs

•	Phase 3 with PEG PAL for PKU: The Company expects enrollment completion of the pivotal Phase 3 study in mid-2014. The Phase 3 design includes: (1) an open-label study to evaluate safety and blood Phe levels in naïve patients; and, (2) a randomized controlled study of the Phase 2 extension study patients to evaluate blood Phe levels and neurocognitive endpoints. The Company expects top-line results from this study in 4Q14.

•

Phase 3 with BMN 673 (PARP inhibitor) for gBRCA breast cancer: In October 2013, the Company initiated a Phase 3 trial to study its poly ADP-ribose polymerase (PARP) inhibitor, BMN 673, in the treatment of deleterious germline BRCA mutation metastatic breast cancer is enrolling patients. The Phase 3 trial is an open-label, 2:1 randomized, parallel, two-arm study of BMN 673 as compared to monotherapy of physicians’ choice (capecitabine, eribulin, gemcitabine or vinorelbine) in germline BRCA mutation subjects with locally advanced and/or metastatic breast cancer who have received no more than two prior chemotherapy regimens for metastatic disease. The global study will enroll approximately 429 subjects. The primary objective of the study is to compare progression-free survival (PFS) of subjects treated with BMN 673 as a monotherapy relative to those treated with protocol-specific physicians’ choice.

•	Phase 2/3 with BMN 701 for Pompe Disease: A phase 2/3 trial of patients previously treated with alglucosidase alfa and switched to a treatment of BMN 701 at 20 mg/kg administered every other week for 24 weeks is being prepared to start in 1Q14. The primary endpoint of the study will be the respiratory parameter Maximal Inspiratory Pressure (MIP).

•	Phase 2 with BMN 111 for Achondroplasia: In January 2014, the Company announced that it had dosed the first child in the Phase 2 trial with BMN 111, an analog of C-type Natriuretic Peptide (CNP), for the treatment of children with achondroplasia. Achondroplasia is the most common form of disproportionate short stature or dwarfism. The Phase 2 study is an open-label, sequential cohort, dose-escalation study of BMN 111 in children who are 5-14 years old. The primary objective of this study is to assess the safety and tolerability of daily subcutaneous doses of BMN 111 administered for 6 months. Prior to enrolling in the Phase 2 study, all patients will have participated in a 6 month natural history study to determine baseline growth velocity data. The Company expects results from the first three cohorts in this study in 2Q15.

Early-Stage Clinical Programs

•	BMN 190 for LINCL (Batten disease): In September 2013, the Company initiated the Phase 1/2 trial with BMN 190, a recombinant human tripeptidyl peptidase 1 (rhTPP1) for the treatment of patients with neuronal ceroid lipofuscinosis type 2 (NCL-2), a form of Batten disease. This is the first time that patients with Batten Disease has been treated with an enzyme replacement therapy in a clinical trial setting. The Phase 1/2 study is an open-label, dose-escalation study in patients with NCL-2. The primary objectives are to evaluate the safety and tolerability of BMN 190 and to evaluate effectiveness using an NCL-2-specific rating scale score in comparison with natural history data after 48 weeks of treatment. Secondary objectives are to evaluate the impact of treatment on brain atrophy in comparison with NCL-2 natural history after 48 weeks of treatment and to characterize pharmacokinetics and immunogenicity. The study will enroll approximately 22 subjects for a treatment duration of 48 weeks. The Company expects results from this study in 2H15.

Preclinical Programs

•	BMN 270 for Hemophilia A: In January 2014, the Company announced that it had selected an AAV-factor VIII gene therapy drug candidate, BMN 270, to develop for the treatment of hemophilia A and has initiated IND-enabling studies. BioMarin expects to initiate clinical studies with BMN 270 in early 2015.

•	BMN 250 for MPS IIIB: In February 2014, the Company announced that it had selected an BMN 250, an intracerebroventricular enzyme replacement therapy, for the treatment of Mucopolysaccharidosis IIIB (MPS IIIB) or Sanfilippo Syndrome Type B (Sanfilippo B). BioMarin has initiated IND-enabling studies and expects to initiate clinical studies with BMN 250 in 2H15.

Non-GAAP Financial Information and Reconciliation

The results for the three months and year ended December 31, 2013 and December 31, 2012 are all determined in accordance with GAAP except for non-GAAP net loss which is determined on a non-GAAP basis. As used in this release, non-GAAP net loss is based on GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) and further adjusted to also exclude certain non-cash stock compensation expense, non-cash contingent consideration expense and certain other nonrecurring material items (non-GAAP net loss).

The following table presents the reconciliation of GAAP to non-GAAP financial metrics:

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,		Year Ending December 31, 2014 Guidance
	2013	2012	2013	2012
GAAP Net Loss	$ (62.0)	$(53.0)	$(176.4)	$(114.3)	$(255)-$(285)
Interest expense, net	6.5	1.2	7.4	5.0	35.0
Provision for (benefit from) income taxes	2.6	2.9	(0.1)	(3.9)	(24.5)
Depreciation expense	6.4	6.6	25.4	27.5	36.0
Amortization expense	2.6	2.6	11.5	17.3	10.5

EBITDA Loss	(43.9)	(39.7)	(132.2)	(68.4)	(198)-(228)
Stock-based compensation expense	22.7	12.1	64.4	48.0	83.0
Contingent consideration expense (1)	4.6	12.1	14.4	8.8	15.0
Material non-recurring:
Debt conversion expense (2)	0.8	—	13.0	—	—

Non-GAAP Net Loss	$(15.8)	$(15.5)	$(40.4)	$(11.6)	$(100)-$(130)

(1)	Represents the expense associated with the change in the fair value of contingent acquisition consideration payable for the period, resulting from changes in estimated probabilities and timing of achieving certain developmental milestones.
(2)	Represents debt conversion expense associated with the early conversion of a portion of our 2017 convertible notes in March, August and November 2013.

BioMarin believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the performance of BioMarin’s core ongoing business, Naglazyme, Kuvan, Aldurazyme and Firdapse and development of its pipeline. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on continuing operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business and prospects for the future. Further, the Company uses both the GAAP and the non-GAAP results and expectations internally for its operating, budgeting and financial planning purposes.

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises five approved products and multiple clinical and pre-clinical product candidates. Approved products include VIMIZIM™ (elosulfase alfa) for MPS IVA; Naglazyme® (galsulfase) for MPS VI; Aldurazyme® (laronidase) for MPS I, a product which BioMarin developed through a 50/50 joint venture with Genzyme, a Sanofi Company; Kuvan® (sapropterin dihydrochloride) Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany and Firdapse® (amifampridine), which has been approved by the European Commission for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS). Product candidates include PEG PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase 3 clinical development for the treatment of PKU, BMN 673, a poly ADP-ribose polymerase (PARP) inhibitor, which is currently in Phase 3 clinical development for the treatment of germline BRCA breast cancer, BMN 701, a novel fusion protein of insulin-like growth factor 2 and acid alpha glucosidase (IGF2-GAA), which is currently in Phase 1/2 clinical development for the treatment of Pompe disease, BMN 111, a modified C-natriuretic peptide, which is currently in Phase 1 clinical development for the treatment of achondroplasia, BMN 190, a recombinant human tripeptidyl peptidase-1

(rhTPP1) for the treatment of late-infantile neuronal ceroid lipofuscinosis (CLN2), a form of Batten Disease, which is currently in Phase 1, BMN 270, an AAV-factor VIII vector, for the treatment of hemophilia A and BMN 250, a novel fusion of alpha-N-acetyglucosaminidase (NAGLU) with a peptide derived from insulin-like growth factor 2 (IGF2), for the treatment of MPS IIIB. For additional information, please visit www.BMRN.com.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, Firdapse, Aldurazyme and VIMIZIM; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of PEG PAL, BMN 673, BMN 701, BMN 111, BMN 190, BMN 270, BMN 250 and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, Firdapse, VIMIZIM and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the commercialization of VIMIZIM, Naglazyme, Kuvan, and Firdapse; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, particularly with respect to PEG PAL, BMN 673, BMN 701, BMN 111 and BMN 190; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme, Kuvan, VIMIZIM and Firdapse; actual sales of Aldurazyme, Naglazyme, Kuvan, VIMIZIM and Firdapse; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2013 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, Naglazyme®, Kuvan® and Firdapse™ are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates. Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC. VIMIZIM™ is a trademark of BioMarin Pharmaceutical Inc., or its affiliates.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2013 and December 31, 2012

(In thousands of U.S. dollars, except share and per share amounts)

	December 31, 2013	December 31, 2012(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$568,781	$180,527
Short-term investments	215,942	267,278
Accounts receivable, net (allowance for doubtful accounts: $529 and $348, respectively)	117,822	109,066
Inventory	162,605	128,695
Current deferred tax assets	30,561	32,356
Other current assets	41,707	25,509

Total current assets	1,137,418	743,431
Noncurrent assets:
Investment in BioMarin/Genzyme LLC	816	1,080
Long-term investments	267,700	115,993
Property, plant and equipment, net	319,316	284,473
Intangible assets, net	163,147	162,980
Goodwill	54,258	51,543
Long-term deferred tax assets	150,391	189,303
Other assets	156,171	19,544

Total assets	$2,249,217	$1,568,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$183,271	$147,068
Convertible debt	—	23,365

Total current liabilities	183,271	170,433
Noncurrent liabilities:
Long-term convertible debt	655,566	324,859
Long-term contingent acquisition consideration payable	30,790	30,618
Other long-term liabilities	38,549	26,674

Total liabilities	908,176	552,584

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at December 31, 2013 and 2012; 143,463,668 and 125,809,162 shares issued and outstanding at December 31, 2013 and 2012, respectively.	144	126
Additional paid-in capital	2,059,101	1,561,890
Company common stock held by Nonqualified Deferred Compensation Plan	(7,421)	(6,603)
Accumulated other comprehensive income (loss)	5,018	(202)
Accumulated deficit	(715,801)	(539,448)

Total stockholders’ equity	1,341,041	1,015,763

Total liabilities and stockholders’ equity	$2,249,217	$1,568,347

(1)	December 31, 2012 balances were derived from the audited consolidated financial statements.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended December 31, 2013 and 2012

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
REVENUES:
Net product revenues	$144,286	$130,957	$538,360	$496,497
Collaborative agreement revenues	1,140	226	3,918	1,955
Royalty and license revenues	1,447	755	6,207	2,271

Total revenues	146,873	131,938	548,485	500,723
OPERATING EXPENSES:
Cost of sales (excludes amortization of certain acquired intangible assets)	24,621	26,532	95,742	91,830
Research and development	97,312	84,363	354,780	302,218
Selling, general and administrative	71,809	55,049	235,356	198,173
Intangible asset amortization and contingent consideration	5,441	12,898	18,614	18,717

Total operating expenses	199,183	178,842	704,492	610,938

LOSS FROM OPERATIONS	(52,310)	(46,904)	(156,007)	(110,215)
Equity in the loss of BioMarin/Genzyme LLC	(438)	(253)	(1,149)	(1,221)
Interest income	1,141	765	3,083	2,584
Interest expense	(7,593)	(1,930)	(10,447)	(7,639)
Debt conversion expense	(813)	—	(12,965)	—
Other income (expense)	638	(1,772)	982	(1,787)

LOSS BEFORE INCOME TAXES	(59,375)	(50,094)	(176,503)	(118,278)
Provision for (benefit from) income taxes	2,615	2,918	(150)	(3,931)

NET LOSS	$(61,990)	$(53,012)	$(176,353)	$(114,347)

NET LOSS PER SHARE, BASIC	$(0.43)	$(0.43)	$(1.28)	$(0.95)

NET LOSS PER SHARE, DILUTED	$(0.44)	$(0.43)	$(1.28)	$(0.95)

Weighted average common shares outstanding, basic	142,659	124,575	137,755	120,271

Weighted average common shares outstanding, diluted	142,852	124,575	137,755	120,271

STOCK-BASED COMPENSATION EXPENSE

Total stock-based compensation expense included in the Condensed Consolidated Statements of Operations is as follows (unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cost of sales	$1,197	$1,355	$4,860	$4,890
Research and development	8,942	5,385	27,763	20,736
Selling, general and administrative	12,539	5,325	31,753	22,346

	$22,678	$12,065	$64,376	$47,972

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